UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2014

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

1-3672	Ameren Illinois Company (Illinois Corporation) 6 Executive Drive Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2014, the Bylaws of Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), a subsidiary of Ameren Corporation (“Ameren”), were amended by action by unanimous written consent of Ameren Missouri’s Board of Directors. The amendments eliminate the separate title of Chief Executive Officer at Ameren Missouri. Michael L. Moehn will continue to serve as President of Ameren Missouri and will have the same duties and responsibilities as before the elimination of the title of Chief Executive Officer.

A complete copy of the Ameren Missouri Bylaws, as amended, is included as Exhibit 3.1.

On December 12, 2014, the Bylaws of Ameren Illinois Company (“Ameren Illinois”), a subsidiary of Ameren, were amended by action by unanimous written consent of Ameren Illinois’ Board of Directors. The amendments eliminate the separate title of Chief Executive Officer at Ameren Illinois. Richard J. Mark will continue to serve as President of Ameren Illinois and will have the same duties and responsibilities as before the elimination of the title of Chief Executive Officer.

A complete copy of the Ameren Illinois Bylaws, as amended, is included as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

3.1	Bylaws of Union Electric Company, as amended December 12, 2014

3.2	Bylaws of Ameren Illinois Company, as amended December 12, 2014

This combined Form 8-K is being filed separately by Union Electric Company and Ameren Illinois Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

UNION ELECTRIC COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and
Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and
Chief Financial Officer

Date: December 18, 2014

Exhibit Index

Exhibit Number	Title

3.1	Bylaws of Union Electric Company, as amended December 12, 2014

3.2	Bylaws of Ameren Illinois Company, as amended December 12, 2014